Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23689, Form S-8 No. 333-32007, Form S-8 No. 333-70781, Form S-8 No. 333-123984 and Form S-3 No. 333-140286) of our report dated November 8, 2007, relating to the financial statements of Advanced Lighting Systems, Inc. appearing in this Current Report on Form 8-K/A of Nexxus Lighting, Inc. dated November 14, 2007.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida

November 12, 2007